SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2001

WILSHIRE FINANCIAL SERVICES GROUP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21845	93-1223879
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1776 SW Madison, Portland, OR	97205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 223-5600

Item 5.        Other Events

        On November 12, 2001, the Board of Directors of Wilshire Financial Services Group Inc. (the “Company”) appointed Mr. Howard Amster as a new member of the Board, effective immediately. This appointment increases the membership of the Company’s Board to seven directors, six of whom are non-employee directors. Mr. Amster was previously appointed to become a member of the Board of Directors of the Company’s wholly-owned banking subsidiary, First Bank of Beverly Hills, F.S.B.

Item 7.        Financial Statements and Exhibits

         (c)      Exhibits.

                   99.1 Press release dated November 14, 2001

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2001	WILSHIRE FINANCIAL SERVICES GROUP INC.
Registrant

/s/ Stephen P. Glennon
Stephen P. Glennon
CHIEF EXECUTIVE OFFICER

INDEX TO SCHEDULES AND EXHIBITS

Exhibit Number	Description

99.1	Press Release dated November 14, 2001